Exhibit 10.34

Purchase Contract of Zhongshan Mingyang Electric Appliance Co., Ltd.

Contract No.: MY200808401HD

Buyer (Party A): Zhongshan Mingyang Electrical Co., Ltd.

Seller (Party B): Guangdong Mingyang Wind Power Co., Ltd.

                                                     Place of signing: Zhongshan

                                                     Time of signing: Apr.1, 2008

Project name: Guangdong Zhanjiang Xuwen Yangqian Wind Farm Project

I. Material name, specification, quantity, unit price and amount:

Product name	Model	Unit	Quantity	Unit price	Total amount
WTGs (including spare parts)	MY1.5se	Set	33	9,480,000	312,840,000
Total: RMB (in words) THREE HUNDRED TWELVE MILLION EIGHT HUNDRED AND FORTY THOUSAND YUAN ONLY

Note: the above prices contain 17% of VAT.

II. Quality requirements and technical standards: the supplier shall offer the products in accordance with the technical requirements and standards of Contract of WTGs and Auxiliary Equipment of Xuwen Yangqian Wind Farm Project of Guangdong Yudean signed between Party A and Guangdong Yudean Zhanjiang Wind Power Co., Ltd. The supplier shall guarantee the quality of the products supplied by it for 24 months since the date of being electrified, and shall be responsible for the technical guidance, on-spot debugging and after-sale service. (Note: the duplicate copy of the aforesaid contract shall be kept by Party B).

III. Package and transportation method: factory is responsible for package (not recycled) and transporting the products to the site of installation (Zhanjiang Xuwen Yangqian Wind Farm) designated by Guangdong Yudean Zhanjiang Wind Power Co., Ltd., and the supplier shall bear relevant expenses.

IV. Time and place of delivery: the products shall be delivered to the site of installation (Zhanjiang Xuwen Yangqian Wind Farm) designated by Guangdong Yudean Zhanjiang Wind Power Co., Ltd. within 180 calendar days after signing the contract (the final delivery plan will be confirmed through the negotiation among Party A, Party B and Guangdong Yudean Zhanjiang Wind Power Co., Ltd.).

V. Means of inspection: after the goods are delivered to the buyer, they shall be inspected in accordance with relevant quality technology standards (by Party A and Guangdong Yudean Zhanjiang Wind Power Co., Ltd. jointly, similarly hereinafter); any abnormality shall be reported to the supplier, who shall deal with it within 2 days after receiving the feedback.